UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2018

IRONCLAD ENCRYPTION CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number:   000-53662

Delaware	81-0409475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Post Oak Lane, Suite 1700 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(888) 362-7972

(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01  Entry into a Material Definitive Agreement

On February 27, 2018, IronClad Encryption Corporation (the “Company”), a Delaware corporation, borrowed $255,000 gross proceeds as an initial advance on a Credit Agreement (the “Agreement”) with Layer 3 Communications.  The Agreement, agreed to by both parties on February 1, 2018, enables the Company, at its sole election, to borrow up to an aggregate amount of $500,000.  The outstanding balance of any advances accrues interest at the annual rate of 8.5%.  There is a transaction financing fee of 2% for any amount drawn under the facility.  Proceeds received net of the transaction fee were $250,000.

Interest is to be paid annually in cash on March 1, 2019 and 2020.  There is no penalty for any early principal repayments.  The Company has pledged 500,000 of its common stock as collateral under the terms of the Agreement.  In the event of default by the Company, Layer 3 Communications is entitled to receive one share of Company common stock for every one dollar in principal, interest, penalties, and fees that are owed and outstanding by the Company to Layer 3 Communications.

The Agreement is also supported by a personal $500,000 guarantee from an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

IRONCLAD ENCRYPTION CORPORATION

Date:  March 2, 2018

               /s/ Len Walker

By: ______________________

       Len Walker

Its:  Vice President and Secretary